Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Office REIT Inc. Announces Fourth Quarter and Full Year 2023 Results

- Completed 261,000 Square Feet of Leasing and an Additional 95,000 Square Feet Subsequent to Year End -
- Sold Six Properties for $25.4 million -
- Repaid $59.0 million in Debt Obligations -
- Declares Dividend of $0.10 Per Share for First Quarter 2024 -

Phoenix, AZ, February 27, 2024 -- Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust (“REIT”) focused on the ownership, acquisition and management of a diversified portfolio of single-tenant net lease office properties located across the U.S., announced today its operating results for the fourth quarter and full year ended December 31, 2023.
Paul McDowell, Orion’s Chief Executive Officer commented, “2023 marked a year of progress for the Orion team despite the challenging economic environment and office market headwinds. We closed on the sale of six non-core properties for a total of 17 sold since the spin-off, executed 261,000 square feet of leasing activity and repaid $59.0 million in debt. We remain firmly committed to stabilizing and repositioning our existing portfolio through strategic dispositions, while selectively recycling capital as appropriate to enhance future cash flow. Our low-levered balance sheet provides the flexibility to continue to navigate market challenges and execute our plan, which will include additional earnings pressure through the coming year, as we strive to unlock long-term value for our investors.”
Fourth Quarter 2023 Financial and Operating Highlights
•Total revenues of $43.8 million
•Net loss attributable to common stockholders of $(16.2) million, or $(0.29) per share
•Funds from Operations (“FFO”) of $16.4 million, or $0.29 per share
•Core FFO of $18.5 million, or $0.33 per share
•EBITDA of $18.6 million, EBITDAre of $24.8 million and Adjusted EBITDA of $24.6 million
•Sold four properties for $11.4 million
Full Year 2023 Financial and Operating Highlights
•Total revenues of $195.0 million
•Net loss attributable to common stockholders of $(57.3) million, or $(1.02) per share
•Funds from Operations (“FFO”) of $86.6 million, or $1.54 per share
•Core FFO of $94.8 million, or $1.68 per share
•EBITDA of $85.4 million, EBITDAre and Adjusted EBITDA of $118.5 million
•Net Debt to Adjusted EBITDA of 4.01x
•Sold six properties for $25.4 million
Financial Results
During the fourth quarter 2023, the Company generated total revenues of $43.8 million, as compared to $50.3 million in the same quarter of 2022. The Company’s net loss attributable to common stockholders was $(16.2) million, or $(0.29) per share, during the fourth quarter of 2023, as compared to $(19.0) million, or $(0.33) per share, reported in the same quarter of 2022. Core FFO for the fourth quarter of 2023 was $18.5 million, or $0.33 per share, as compared to $24.9 million, or $0.44 per share in the same quarter of 2022.
During the full year 2023, the Company generated total revenues of $195.0 million, as compared to $208.1 million in 2022. The Company’s net loss attributable to common stockholders was $(57.3) million, or $(1.02) per share, during the full year 2023, as compared to $(97.5) million, or $(1.72) per share, reported in 2022. Core FFO during the full year 2023 was $94.8 million, or $1.68 per share, as compared to $108.2 million, or $1.91 per share in 2022.

Leasing Activity
During the fourth quarter 2023, the Company entered into the following early lease renewals (square feet in thousands):

Location	Square Feet	Renewal Term	Previous Expiration	New Expiration
Memphis, TN	90	10.0 years	December 2024	December 2034
Minneapolis, MN	39	5.0 years	April 2025	April 2030
Also during the fourth quarter of 2023, the Company entered into a new 10.0-year lease for 3,000 square feet of retail space at its property in Covington, KY leased primarily to the United States Government.
For the full year 2023, the Company entered into new leases and lease renewals for 250,000 square feet across six different properties during 2023 and has entered into a lease expansion with an existing tenant at one property covering an additional 11,000 square feet.
Shortly after year end, the Company entered into two long-term lease transactions with the United States Government: a 17.0-year lease renewal for 9,000 square feet at one of its properties in Eagle Pass, TX and a new 15.0-year lease for 86,000 square feet at one of its properties in Lincoln, NE. The United States Government will be back-filling space that is currently vacant at the Lincoln, NE property, and is expected to take occupancy in the third quarter of 2025, following landlord’s build-out of the United States Government premises, at which time the Lincoln, NE property will be fully leased to two tenants.
Disposition Activity
During the fourth quarter of 2023, the Company closed on four dispositions, representing a total of approximately 575,000 square feet, for an aggregate sales price of approximately $11.4 million. The Company also has agreements currently in place to sell seven additional properties, representing 694,000 square feet, for an aggregate gross sales price of $46.0 million, including the six property former Walgreens campus in Deerfield, IL.
For the full year 2023, the Company closed on six dispositions, representing a total of approximately 849,000 square feet for an aggregate sales price of approximately $25.4 million.
Real Estate Portfolio
At year end, the Company’s real estate portfolio consisted of 75 properties as well as a 20% ownership interest in the Arch Street Joint Venture, the Company’s Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, LLC, comprising six properties. The Company’s Occupancy Rate was 80.4%, with 70.6% of Annualized Base Rent derived from Investment-Grade Tenants, and the portfolio’s Weighted Average Remaining Lease Term was 4.0 years. Adjusted for properties that are currently under agreements to be sold, the Company’s Occupancy Rate was 87.2%.
At year end, the Unconsolidated Joint Venture owned six real estate assets for total Gross Real Estate Investments of approximately $227.7 million.
Balance Sheet and Liquidity
At year end, the Company had total debt of $498.3 million, comprising $116.0 million under the Company’s $425.0 million-capacity credit facility revolver, $355.0 million under the Company’s securitized mortgage loan (the “CMBS Loan”) and $27.3 million which represents the Company’s pro rata share of mortgage indebtedness of the Unconsolidated Joint Venture. The Company has two debt maturities in late 2024: the credit facility revolver and the Unconsolidated Joint Venture mortgage debt are both scheduled to mature in November 2024. These debt obligations include extension options which may be exercised if applicable conditions are met. The Company expects to exercise the extension options, or otherwise extend, the maturity dates of these debt obligations.
At year end, the Company had $332.1 million of liquidity, comprising $23.1 million cash and cash equivalents, including the Company’s pro rata share of cash from the Unconsolidated Joint Venture, as well as $309.0 million of available capacity on the Company’s $425.0 million-capacity credit facility revolver.
Dividend
On February 27, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share for the first quarter of 2024, payable on April 15, 2024, to stockholders of record as of March 29, 2024.
Interest Rate Collar
In the fourth quarter of 2023, following the scheduled expiration of its swap agreements on the notional amount of $175.0 million, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million, and 5.50% per annum and 4.035% per annum on $35.0 million effective from November 13, 2023 until May 12, 2025.
2024 Outlook
Based on current economic conditions and the Company’s financial condition, Orion is providing the following guidance estimates for fiscal year 2024:

	Low		High
Core FFO per share	$0.93	-	$1.01
General and Administrative Expenses	$19.5 million	-	$20.5 million
Net Debt to Adjusted EBITDA	6.2x	-	7.0x
The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the SEC. The Company reminds investors that its guidance estimates include assumptions with regard to rent receipts and property operating expense reimbursements, the amount and timing of acquisitions, dispositions, leasing transactions, capital expenditures, interest rate fluctuations and expected borrowings, and other factors. These assumptions are uncertain and difficult to accurately predict and actual results may differ materially from our estimates. See “Forward-Looking Statements” below.
Webcast and Conference Call Information
Orion will host a webcast and conference call to review its financial results at 10:00 a.m. ET on Wednesday, February 28, 2024. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast may be accessed live by visiting the “Investors” section of Orion’s website at onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-877-407-3982, and international callers should dial 1-201-493-6780, ten minutes prior to the scheduled call time.
Replay Information
A replay of the webcast may be accessed by visiting the “Investors” section of Orion’s website at onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Wednesday, February 28, 2024 through 11:59 a.m. ET on Wednesday, March 13, 2024. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13743394.
Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying quarterly supplemental information as of and for the quarter and year ended December 31, 2023 contain certain financial measures that are not prepared in accordance with GAAP, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA. Please see the attachments to this press release for how Orion defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
About Orion Office REIT Inc.
Orion Office REIT Inc. is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of office buildings located in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The Company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the Company and its properties, please visit onlreit.com.
Investor Relations:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data
This data and other information described herein are as of and for the quarter and year ended December 31, 2023, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2023, June 30, 2023 and March 31, 2023.

Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease.

Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses, amortization of deferred lease incentives, amortization of deferred financing costs, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or an equivalent measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.

Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor’s or a Credit Rating of Baa3 or higher from Moody’s. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents, and less cash deposited with the credit facility lenders that was, in accordance with the terms of the credit facility revolver, used to prepay borrowings upon expiration or termination of the Company’s interest rate swap agreements. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.

Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth in this press release includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, 2024 financial outlook, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions;
•the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties, including our ability to satisfy the conditions to extend our credit facility revolver;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•our ability to accurately forecast the payment of future dividends on our common stock, and the amount of such dividends;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess of insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our income tax qualification as a real estate investment trust.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION OFFICE REIT INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2023	December 31, 2022
Assets
Real estate investments, at cost:
Land	$223,264	$238,225
Buildings, fixtures and improvements	1,097,132	1,128,400
Total real estate investments, at cost	1,320,396	1,366,625
Less: accumulated depreciation	158,791	133,379
Total real estate investments, net	1,161,605	1,233,246
Accounts receivable, net	24,663	21,641
Intangible lease assets, net	126,364	202,832
Cash and cash equivalents	22,473	20,638
Real estate assets held for sale, net	—	2,502
Other assets, net	88,828	90,214
Total assets	$1,423,933	$1,571,073

Liabilities and Equity
Mortgages payable, net	$352,856	$352,167
Credit facility term loan, net	—	173,815
Credit facility revolver	116,000	—
Accounts payable and accrued expenses	30,479	26,161
Below-market lease liabilities, net	8,074	14,068
Distributions payable	5,578	5,664
Other liabilities, net	23,943	23,340
Total liabilities	536,930	595,215

Common stock	56	57
Additional paid-in capital	1,144,636	1,147,014
Accumulated other comprehensive (loss) income	(264)	6,308
Accumulated deficit	(258,805)	(178,910)
Total stockholders' equity	885,623	974,469
Non-controlling interest	1,380	1,389
Total equity	887,003	975,858
Total liabilities and equity	$1,423,933	$1,571,073

ORION OFFICE REIT INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental	$43,551	$50,097	$194,241	$207,353
Fee income from unconsolidated joint venture	200	197	800	765
Total revenues	43,751	50,294	195,041	208,118
Operating expenses:
Property operating	14,446	15,746	60,783	61,519
General and administrative	5,479	4,428	18,720	15,908
Depreciation and amortization	26,055	30,493	109,111	131,367
Impairments	6,136	12,198	33,112	66,359
Transaction related	148	277	504	675
Spin related	—	—	—	964
Total operating expenses	52,264	63,142	222,230	276,792
Other (expenses) income:
Interest expense, net	(7,928)	(7,553)	(29,669)	(30,171)
Gain on disposition of real estate assets	13	1,293	31	2,352
Loss on extinguishment of debt, net	—	—	(504)	(468)
Other income, net	273	105	911	223
Equity in loss of unconsolidated joint venture, net	(109)	(272)	(435)	(524)
Total other (expenses) income, net	(7,751)	(6,427)	(29,666)	(28,588)
Loss before taxes	(16,264)	(19,275)	(56,855)	(97,262)
Provision for income taxes	49	282	(456)	(212)
Net loss	(16,215)	(18,993)	(57,311)	(97,474)
Net loss (income) attributable to non-controlling interest	47	23	9	(20)
Net loss attributable to common stockholders	$(16,168)	$(18,970)	$(57,302)	$(97,494)

Weighted-average shares outstanding - basic and diluted	55,782	56,644	56,410	56,632
Basic and diluted net loss per share attributable to common stockholders	$(0.29)	$(0.33)	$(1.02)	$(1.72)

ORION OFFICE REIT INC.
FFO, CORE FFO and FAD
(In thousands, except for per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(16,168)	$(18,970)	$(57,302)	$(97,494)
Adjustments:
Depreciation and amortization of real estate assets	26,029	30,475	109,011	131,297
Gain on disposition of real estate assets	(13)	(1,293)	(31)	(2,352)
Impairment of real estate	6,136	12,198	33,112	66,359
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	463	465	1,851	1,847
FFO attributable to common stockholders	$16,447	$22,875	$86,641	$99,657
Transaction related	148	277	504	675
Spin related	—	—	—	964
Amortization of deferred financing costs	933	1,069	3,974	4,364
Amortization of deferred lease incentives, net	115	80	302	116
Equity-based compensation	826	603	2,728	1,756
Loss on extinguishment of debt, net	—	—	504	468
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	30	29	117	178
Core FFO attributable to common stockholders	$18,499	$24,933	$94,770	$108,178
Amortization of above and below market leases, net	(361)	(260)	(1,196)	(1,207)
Straight-line rental revenue	679	2,911	(5,649)	769
Unconsolidated Joint Venture basis difference amortization	114	259	474	1,034
Capital expenditures and leasing costs	(7,443)	(6,112)	(21,312)	(14,624)
Other adjustments, net	116	74	387	263
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(36)	(54)	(157)	(230)
FAD attributable to common stockholders	$11,568	$21,751	$67,317	$94,183

Weighted-average shares outstanding - basic	55,782	56,644	56,410	56,632
Effect of weighted-average dilutive securities (1)	37	—	—	—
Weighted-average shares outstanding - diluted	55,819	56,644	56,410	56,632

FFO attributable to common stockholders per diluted share	$0.29	$0.40	$1.54	$1.76
Core FFO attributable to common stockholders per diluted share	$0.33	$0.44	$1.68	$1.91
FAD attributable to common stockholders per diluted share	$0.21	$0.38	$1.19	$1.66
____________________________________
(1)Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the performance thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the three months and years ended December 31, 2023 and 2022, as the effect would be antidilutive.

ORION OFFICE REIT INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(16,168)	$(18,970)	$(57,302)	$(97,494)
Adjustments:
Interest expense	7,928	7,553	29,669	30,171
Depreciation and amortization	26,055	30,493	109,111	131,367
Provision for income taxes	(49)	(282)	456	212
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	864	864	3,443	2,961
EBITDA	$18,630	$19,658	$85,377	$67,217
Gain on disposition of real estate assets	(13)	(1,293)	(31)	(2,352)
Impairment of real estate	6,136	12,198	33,112	66,359
EBITDAre	$24,753	$30,563	$118,458	$131,224
Transaction related	148	277	504	675
Spin related	—	—	—	964
Amortization of above and below market leases, net	(361)	(260)	(1,196)	(1,207)
Amortization of deferred lease incentives, net	115	80	302	116
Loss on extinguishment and forgiveness of debt, net	—	—	504	468
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(8)	(8)	(30)	(30)
Adjusted EBITDA	$24,647	$30,652	$118,542	$132,210

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Interest expense - as reported	$7,928	$7,553	$29,669	$30,171
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(933)	(1,068)	(3,974)	(4,363)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	370	367	1,470	931
Interest Expense, excluding non-cash amortization	$7,365	$6,852	$27,165	$26,739

	Three Months Ended December 31,		Year Ended December 31,
Interest Coverage Ratio	2023	2022	2023	2022
Interest Expense, excluding non-cash amortization (1)	$7,365	$6,852	$27,165	$26,739
Adjusted EBITDA (2)	24,647	30,652	118,542	132,210
Interest Coverage Ratio	3.35x	4.47x	4.36x	4.94x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$7,365	$6,852	$27,165	$26,739
Secured debt principal amortization	—	—	—	—
Total fixed charges	7,365	6,852	27,165	26,739
Adjusted EBITDA (2)	24,647	30,652	118,542	132,210
Fixed Charge Coverage Ratio	3.35x	4.47x	4.36x	4.94x
____________________________________
(1)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statement of Operations for net income calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA section above for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	December 31, 2023	December 31, 2022
Mortgages payable, net	$352,856	$352,167
Credit facility term loan, net	—	173,815
Credit facility revolver	116,000	—
Total debt - as reported	468,856	525,982
Deferred financing costs, net	2,144	4,018
Principal Outstanding	471,000	530,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332	27,332
Adjusted Principal Outstanding	498,332	557,332
Cash and cash equivalents	(22,473)	(20,638)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(650)	(572)
Net Debt	$475,209	$536,122

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	December 31, 2023	December 31, 2022
Total real estate investments, at cost - as reported	$1,320,396	$1,366,625
Adjustments:
Gross intangible lease assets	333,658	360,690
Gross intangible lease liabilities	(31,250)	(31,317)
Gross assets held for sale	—	2,544
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,548	45,427
Gross Real Estate Investments	$1,668,352	$1,743,969

	December 31, 2023	December 31, 2022
Net Debt Ratios
Net Debt (1)	$475,209	$536,122
Adjusted EBITDA	118,542	132,210
Net Debt to Adjusted EBITDA Ratio	4.01x	4.06x

Net Debt (1)	$475,209	$536,122
Gross Real Estate Investments (1)	1,668,352	1,743,969
Net Debt Leverage Ratio	28.5%	30.7%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$1,060,660	$1,141,035
Gross Real Estate Investments (1)	1,668,352	1,743,969
Unencumbered Asset Ratio	63.6%	65.4%
____________________________________
(1)Refer to the Balance Sheets for total debt and real estate investments, at cost calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure.

ORION OFFICE REIT INC.
CORE FUNDS FROM OPERATIONS PER DILUTED SHARE - 2024 GUIDANCE
(Unaudited)

The Company expects its 2024 Core FFO per diluted share to be in a range between $0.93 and $1.01. This guidance assumes:
• General & Administrative Expenses: $19.5 million to $20.5 million
• Net Debt to Adjusted EBITDA: 6.2x to 7.0x

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.
The Company does not provide a reconciliation of Net Debt to Adjusted EBITDA guidance to the most directly comparable GAAP measure, due to the inherent difficulty and uncertainty in quantifying certain adjustments principally related to the Company’s investment in the unconsolidated joint venture.

	Low	High
Diluted net loss per share attributable to common stockholders	$(0.84)	$(0.76)
Depreciation and amortization of real estate assets	1.58	1.58
Proportionate share of adjustments for Unconsolidated Joint Venture	0.03	0.03
FFO attributable to common stockholders per diluted share	0.77	0.85
Adjustments (1)	0.16	0.16
Core FFO attributable to common stockholders per diluted share	$0.93	$1.01
____________________________________
(1)Includes transaction related expenses, amortization of deferred lease incentives, amortization of deferred financing costs, equity-based compensation, and our proportionate share of such adjustments for the Unconsolidated Joint Venture.